                                                                    EXHIBIT 3.12

                               State of Delaware
                        Office of the Secretary of State
                                                               PAGE 1

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ADAM WUEST CORPORATION", CHANGING ITS NAME FROM "ADAM WUEST CORPORATION" TO "AWI CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                     [SEAL]

                                             /s/ Edward J. Freel
                                             -------------------------
                                             Edward J. Freel, Secretary of State

3111373  8100                                AUTHENTICATION:   0041268

991446508                                              DATE:   10-22-99
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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/21/1999
991446508 - 3111373


                           CERTIFICATE OF CORRECTION
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ADAM WUEST CORPORATION


                        -------------------------------

           (Pursuant to Section 103(f) of the General Corporation Law
                           of the State of Delaware)


        I, the undersigned, being the Executive Vice President of Adam Wuest Corporation, do hereby certify that the Certificate of Incorporation filed on October 14, 1999 contained and inaccurate record. The Certificate of Incorporation was erroneously filed with and incorrect corporate name.


        ARTICLE ONE provide that:

        ARTICLE ONE      "The name of the Corporation is Adam Wuest Corporation
(hereinafter called the "Corporation")."

        ARTICLE ONE should read as follows:

        ARTICLE ONE      "The name of the corporation is AWI Corporation
(hereinafter call the "Corporation")."

        I have duly executed this Certificate of Correction of the Certificate of Incorporation as of this 21st day of October 1999.



                                  /s/ JAMES P. KOSCICA
                                  -----------------------------
                                  James P. Koscica
                                  Executive Vice President